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EXHIBIT 23

CONSENT OF DELOITTE & TOUCHE LLP

                          INDEPENDENT AUDITORS' CONSENT

Charter One Financial, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-23805, 33-61273, 333-33259, 333-42823, 333-70007, 333-65137, 333-67431,
333-85207, 333-57196 and 333-87448 of Charter One Financial, Inc. on Forms S-8 of our report dated January 17, 2003 appearing in this Annual Report on Form 10-K of Charter One Financial, Inc. for the year ended December 31, 2002.

/s/Deloitte & Touche LLP

Cleveland, Ohio
March 14, 2003